SECURITIES AND EXCHANGE COMMISSION
                                  Washington, D.C.  20549



                                         FORM 8-K
                                      CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported):  July 2, 1998



                                   CROWN ENERGY CORPORATION
                    Exact name of registrant as specified in its charter

   Utah                                  0-19365                  87-0368981
State or other                   Commission File No.             IRS Employer
jurisdiction of                                                      ID #
incorporation



             215 South State, Suite 550, Salt Lake City, Utah  84111
                 Address and zip code of principal executive offices


                                      801-537-5610
                               Registrant's telephone number



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Item 1.  Changes in Control of Registrant

     Not Applicable


Item 2.   Acquisition or Disposition of Assets

     (a) On July 2, 1998, Crown Asphalt Distribution, L.L.C. ("Crown Distribution"), a newly formed limited liability company, the sole members of which are MCNIC Pipeline & Processing Company, a Michigan corporation ("MCNIC") and Crown Asphalt Products Company ("Capco"), a wholly owned subsidiary of Crown Energy Corporation (the "Registrant"), completed the acquisition of the inventory and assets of Petro Source Asphalt Company, a Texas corporation (the "Seller"), including asphalt supply and marketing contracts, owned and leased equipment, personal property, fixtures, equipment leases, real estate leases, technology licenses, other related agreements, certain intellectual property, products inventory, and ownership, leasehold or other contractual interests in and to asphalt distribution facilities in Utah, Colorado, Nevada and Arizona and a refinery in Santa Maria, California (the "Aquired Assets").

           Crown Distribution is equally owned by Capco and MCNIC, a wholly owned subsidiary of MCN Energy Group, Inc. It is contemplated that the business of Crown Distribution will be operated by CAPCO. No officer, director or affiliate of the Registrant has a material relationship with the Seller.
The Acquired Assets (excluding products inventory) were purchased for $7.5 million, the amount determined by the parties to be the fair market value of such assets, with capital contributed to Crown Distribution by MCNIC. The products inventory had an agreed upon fair market value of $6,797,932 and was purchased with the proceeds of a loan to Crown Distribution from MCNIC.

     (b) The Acquired Assets were used by the Seller for the production, manufacture and sale of asphalt. Crown Distribution intends to continue such uses of the Acquired Assets.

Item 3.  Bankruptcy or Receivership

     Not Applicable.


Item 4.  Changes in Registrant's Certifying Accountant

     Not Applicable.


Item 5.  Other Events

     Not Applicable
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Item 6.  Resignation of Registrant's Directors

     Not Applicable


Item 7.  Financial Statement, Pro Forma Financial Information and Exhibits

     (a) It is impracticable to provide the required financial statements relative to the Acquired Assets at this time. In accordance with Item 7(a)(1), the Registrant will file the required financial statements as an amendment to this Report on Form 8-K as soon as practicable, but not later than 60 days after this Report on Form 8-K must be filed.

     (b) It is impracticable to provide the required pro forma financial information relative to the Acquired Assets and the Registrant at this time. In accordance with Item 7(b)(2), the Registrant will file the required financial statements as an amendment to this Report on Form 8-K as soon as practicable, but not later than 60 days after this Report on Form 8-K must be filed.

     (c) The following exhibit (without schedules and exhibits) is furnished herewith in accordance with the provisions of Item 601 of Regulation S-K. Registrant agrees to supplementally furnish the Securities and Exchange Commission with a copy of any omitted schedule upon request.

        Exhibit No           Description

           2.1               Purchase and Sale Agreement, dated July 2, 1998.


Item 8.    Changes in Fiscal Year

     Not Applicable


Item 9.    Sales of equity securities pursuant to Regulation S

     Not Applicable.

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                                SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               CROWN ENERGY CORPORATION



                                                Richard Rawdin
                                                Vice President
DATED:  July 17, 1998